SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A
Amendment 2
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 28, 2009

TRINITYCARE SENIOR LIVING, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-140567	71-0822436
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

227 East Edgewood Avenue
Friendswood, TX 77546
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 (281) 482-9700
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

EXPLANTORY NOTE

TrinityCare Senior Living, Inc.. (“TrinityCare”, the “Company,” “we,” “us,” or “our”) is filing this Form 8-K/A (the “Amended Report”) to its Form 8-K with respect to the J-KAN, Inc. acquisition of TrinityCare Senior Living, Inc, originally filed with the US Securities and Exchange Commission (“SEC”) on April 28, 2009  (the “Original Filing”), to amend and restate its Condensed Consolidated Financial Statements (Unaudited).

This voluntary amendment is  being made solely to comply with the listing requirements for Standard & Poor's Corporation Records manual.  The original filing was, in the opinion of Company Management, fully compliant with SEC regulations.
Except as discussed above and set forth in the Amended Report, we have not modified or updated disclosures presented in the Original Filing, except as required to reflect the effects of the additional disclosure. Accordingly, this Amended Report does not reflect events occurring after our Original Filing or modify or update those disclosures affected by subsequent events, except as specifically referenced herein. Information not affected by the restatement is unchanged and reflects the disclosures made at the time of the Original Filing.

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF TRANSACTION

Effective January 15, 2009 J-Kan, Inc., an Arkansas corporation, signed a definitive agreement to combine with TrinityCare Senior Living LLC, a Texas limited liability company.  Trinity Care is a private operator of senior living facilities.

The business combination and corporate reorganization was effective on the 16th day of February, 2009.  As a part of the transaction, a wholly owned subsidiary of the company that owns all the operating assets and liabilities of the company was transferred to the majority shareholders in repayment of personal corporate debt and cancellation of 1,000,000 shares of common stock owned by Jerry W. Neel, Jr., Jerry W. Neel, Sr., Marisu Neel, and Sandra Neel.  As a result of (i) the transfer and exchange of the wholly owned subsidiary that owns the operating assets and liabilities, (ii) the merger of the company’s wholly owned limited liability company with and into TrinityCare Senior Living LLC, (iii) the redomicile of the company from Arkansas to Nevada; and (iv) the change of corporate name from J-Kan, Inc. to TrinityCare Senior Living, Inc., the members of TrinityCare own a majority of the voting stock of TrinityCare Senior Living, Inc., a Nevada corporation, and the management of TrinityCare Senior Living LLC is the management of TrinityCare Senior Living, Inc.

In accordance with the terms of the agreement, the following occurred:
•	The majority shareholders of J-KAN cancelled 1,000,000 shares in exchange for 100% of the capital stock of the pre-merger operating subsidiary;

•
Members of TrinityCare were issued shares of Series A Convertible Preferred Stock that represented approximately 99.75% of the outstanding equity and voting rights after taking into account the issuance;

•	TrinityCare equityholders were issued 9,205,400 shares of common stock, under the reorganization plan;

•
In connection with the closing activities, TrinityCare reimbursed the majority shareholders of J-Kan $150,000 for due diligence, closing and other incurred expenses.  In addition, agreed to pay $6,000 for costs associated with SEC filings, legal, accounting and winding-down expenses; and

•
The Company subsequently converted existing debt to equity, in exchange for the issuance of an additional 1,750,000 common shares. After this issuance, the TrinityCare equityholders represented approximately 83.8% of the outstanding equity and voting rights.

Reincorporation
The reorganization was approved by the shareholders of J-Kan.  Additional information about the reorganization and TrinityCare is reported in J-Kan’s Current Report on Form 8-K dated and filed February 9, 2009.

As a result of the business combination, the Company reincorporated in the State of Nevada and adopted the Nevada Articles of Incorporation.

Under the reincorporation the authorized common stock, $.01 par value, remains unchanged at 100,000,000. However the reincorporation will authorize the Company to issue 20,000,000 shares of preferred stock.   Each share of our common stock is entitled to one vote in connection with the matters described above.  Preferred stock, issued at the date of the business combination, is convertible, at the option of the holder, into 10 common shares for each share of preferred stock.  The preferred stock, $.01 par value, has no dividend provisions and is entitled to 10 common stock equivalent votes.

Change in Management
Donald W. Sapaugh, Chief Executive Officer of TrinityCare was appointed Director, Chairman, and Chief Executive Officer.  Joe M. Wiley was appointed Chief Financial Officer, Director, Secretary, and Treasurer.  Jerry W. Neel, Jr., Jerry W. Neel, Sr., Marisu Neel, and Sandra Neel, directors of J-Kan, Inc. have resigned from these positions with the parent company.

Reverse Stock Split
A 1:30 common share reduction was effective immediately after the completion of the business merger. Approximately 9,205,400 common share equivalents (83.8%) were held by the present TrinityCare equityholders and approximately 22,867 common shares (.21%) were held by the present J-Kan shareholders, with 1,750,000 common shares issued in exchange for debt.

Name Change
Effective February 16, 2009, J-Kan, Inc. changed its name to TrinityCare Senior Living, Inc.

Change in fiscal year end
Upon the completion of the business merger and the adoption of the new Articles of Incorporation, the Company elected to change its fiscal year end from July 31 to December 31.  The change in fiscal years required the issuance of a transition reporting period for the prior reporting operating company (J-Kan, Inc.).    The change in the fiscal year was effectuated to coincide with revenue cycles and conformity with comparable industry reporting of TrinityCare’s operations.  This report will present the information as would have been presented, if TrinityCare was the operating company for the full period.

TABLE OF CONTENTS

Item 1	Business
Item 2	Financial Information
Item 3	Properties
Item 4	Security Ownership of Certain Beneficial Owners and Management
Item 5	Directors and Executive Officers
Item 6	Executive Compensation
Item 7	Certain Relationships and Related Transactions, and Director Independence
Item 8	Legal Proceedings
Item 9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Item 10	Recent Sales of Unregistered Securities
Item 11	Description of Registrant’s Securities to be Registered
Item 12	Indemnification of Directors and Officers
Item 13	Financial Statements and Supplementary Data
Item 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Item 15	Financial Statements and Exhibits

ITEM 1.  BUSINESS

TrinityCare Senior Living partners with churches and developers to develop own and manage quality senior living facilities that enrich the faith of the residents, and provide single structure, state-of-the art independent living, assisted living, memory care and adult day care facilities.

The company is a rapidly growing business, with three successful facilities in Texas and Tennessee, with expansion into Louisiana and the Southeastern part of the United States. It offers community living services, including meals, housekeeping, laundry, transportation, social, spiritual and recreational activity, and health care monitoring, as well as access to health screenings, such as blood pressure checks; periodic special services, including influenza inoculations; dietary health management programs; and ongoing exercise and fitness classes.

The company also offers coordination with physician care, ambulation assistance, bathing, dressing, eating, grooming, and personal hygiene services; maintenance services; and special memory care services, such as services for residents with certain forms of dementia or Alzheimer's disease.

About the Senior Living Industry

The senior living industry encompasses a broad spectrum of senior living service and care options, which include adult day care, home healthcare, hospice care, independent living, assisted living, memory care, and skilled nursing care.  In all of these settings, seniors may elect to bring in additional care and services as needed, such as home-health care (except in a skilled nursing setting) and end-of-life or hospice care.

•
Independent living is designed to meet the needs of seniors who choose to live in an environment surrounded by their peers where they receive services such as housekeeping, meals and activities, but are not reliant on assistance with activities of daily living (for example, bathing, eating and dressing), although some residents may contract out for those services.

•
Assisted living meets the needs of seniors who seek housing with supportive care and services including assistance with activities of daily living, Alzheimer’s care and other services (for example, housekeeping, meals and activities).

•
Skilled nursing meets the needs of seniors whose care needs require 24-hour skilled nursing services or who are receiving rehabilitative services following an adverse event (for example, a broken hip or stroke).

TrinityCare Senior Living provides only adult day care, independent living, assisted living and memory care in an assisted living setting.

ITEM 2.  FINANCIAL INFORMATION

Provided in item 13 and 15 to this Form 8K/A

ITEM 3.  PROPERTIES                                                       `

Currently there are three locations, with development plans for an additional four properties.

Current facilities are:
- Trinity Oaks of Pearland, TX
- Trinity Hills of Knoxville, TN
- Trinity Shores of Port Lavaca, TX

Future and planned developments:
- Pearland, Texas
- Brazoria, Texas
- Covington, Louisiana
- Shreveport, Louisiana
- Crossville, Tennessee
- Katy, Texas
- Seymour, Tennessee

Overview

At December 31, 2008, we operated 3 communities in the United States, with a total resident capacity of approximately 230. Our properties in Knoxville, Tennessee and Port Lavaca, Texas obtained their certificate of occupancy in June and July of 2007 respectively. The total occupancy of all 3 projects as of December 31, 2008 (including deposits of future residents) was 203 out of 230 total units available, or 88.26%. In all of these facilities, some units have been combined to offer the resident additional bedrooms (thus the total available units are lower, and the occupancy is somewhat higher).

Of the 3 communities that we operated at December 31, 2008, TrinityCare Senior Living, Inc. was a minority unit holder in each. In addition, at December 31, 2008, the company has a number of potential projects in Texas, Louisiana, Tennessee and Florida where the company believes expansion by at least three facilities, will be consummated in 2009.

Throughout our history, we have advocated a resident-centered approach to senior living and offered a broad range of service and care options to meet the needs of our residents. In all of our communities, we offer independent living services, which include housing, meals, transportation, activities and housekeeping, we also offer assisted living services, which offer basic care and services for seniors who need assistance with some activities of daily living. In two facilities the memory care needs of our residents are specifically designated in a locked unit in order to more effectively manage those residents struggling with Alzheimer’s disease or advanced Dementia. Our facilities are primarily designed for assisted living residents, with minimal rooms allocated for independent living.

Unrealized Net Book Value:
Each of the facilities currently owned and managed by TrinityCare Senior Living have a market value greater than the Net Book Value. While this value cannot be optimized in a financial presentation, below indicates the most recent Appraised Value versus the Net Book Value of Fixed Assets:

As of December 31, 2008	TrinityCare Senior Living of Pearland	TrinityCare Senior Living of Knoxville	TC Senior Living of Port Lavaca	Total
Net Book Value of Fixed Assets	$5,117,260	$6,175,326	$4,159,460	$15,452,046
Appraised Value	$9,540,000	$9,500,000	$6,800,000	$25,840,000
Unrealized Book Value	$4,422,740	$3,324,674	$2,640,540	$10,387,954
Debt	$6,357,370	$6,411,257	$5,575,425	$18,344,052
Net Unrealized Equity	$3,182,630	$3,088,743	$1,224,575	$7,495,948

TrinityCare Senior Living of Pearland: Appraisal by Integra Realty Resources 9/27/2007
TrinityCare Senior Living of Knoxville: Appraisal by HealthTrust, LLC 1/29/2008
TC Senior Living of Port Lavaca: Appraisal by Health Care Advisory Group 11/9/2007

For industry Comparison the Value per Unit is defined below:
As of December 31, 2008	TrinityCare Senior Living of Pearland	TrinityCare Senior Living of Knoxville	TC Senior Living of Port Lavaca	Total
Number of Units	80	87	63	230
Net Book Value of Fixed Assets/Unit	$63,965	$70,981	$66,023	$67,183
Appraised Value/Unit	$119,250	$109,195	$107,937	$111,478
Unrealized Book Value/Unit	$55,285	$38,214	$41,914	$44,295

Assisted Living

Upon a resident’s move-in to an assisted living community, we assess each resident, generally with input from a resident’s family and physician, and develop an individualized service plan for the resident. This individual service plan includes the selection of resident accommodations and a determination of the appropriate level of care and service for such resident. The service plan is periodically reviewed and updated by us and communicated to the resident and the resident’s family or responsible party.

We offer a choice of care levels in our assisted living communities based on the frequency and level of assistance and care that a resident needs or prefers. Most of our assisted living communities also offer a Reminiscence neighborhood, which provides specially designed accommodations, service and care to support cognitively impaired residents, including residents with

Alzheimer’s disease. By offering a full range of services, we are better able to accommodate residents’ changing needs as they age and develop further physical or cognitive frailties. Daily resident fee schedules are generally revised annually. Fees for additional care are revised when a change in care arises.

Services provided in Assisted Living residences usually include:

•	Three meals a day served in a common dining area

•	Housekeeping services

•	Transportation

•	Assistance with eating, bathing, dressing, toileting and walking

•	Access to health and medical services

•	24-hour security and staff availability

•	Emergency call systems for each resident’s apartment

•	Health promotion and exercise programs

•	Medication management

•	Personal laundry services

•	Activities and spiritual events

  We subscribe to a 10-point philosophy of care:
1.	Offering cost-effective quality care that is personalized for individual needs

2.	Fostering independence for each resident

3.	Treating each resident with dignity and respect

4.	Promoting the individuality of each resident

5.	Allowing each resident a choice of care and lifestyle

6.	Protecting each resident's right to privacy

7.	Nurturing the spirit of each resident

8.	Involving family and friends, as appropriate, in care planning and implementation

9.	Providing a safe, residential environment

10.	Making the Assisted Living residence a valuable community asset

Medication Assistance

Many of our assisted living residents also require assistance with their medication. To the extent permitted by state law, the medication assistance program includes the storage of medications, the distribution of medications as directed by the resident’s physician and compliance monitoring.

Assisted Living Levels of Care

We also offer various levels of care for assisted living residents who require more frequent or intensive assistance or increased care or supervision. We charge an additional monthly fee based on increased staff hours of care and services provided. These extended levels of care allow us, through consultation with the resident, the resident’s family and the resident’s personal physician, to create an individualized care and supervision program for residents who might otherwise have to move to a more medically intensive community.

Memory Care

We believe our Memory Care units distinguish us from many other senior living providers, as they are located within our building and are an active part of the continuum of care of a TrinityCare facility. We provide a specialized environment, extra attention, and care programs and services designed to meet the special needs of people with Alzheimer’s disease, advanced dementia and other related memory impairments. Specially trained staff members provide basic care and other specifically designed care and services to these residents in separate areas of our communities. Residents pay a higher daily rate based on additional staff hours of care and services provided. Approximately 12% of our residents reside in a Memory Care unit on December 31, 2008.

Independent Living

In all of our communities, we also offer independent living for residents. Independent living offers the privacy and freedom of home combined with the convenience and security of on-call assistance and a maintenance-free environment.

Senior Standard ©

The Senior Standard is a monthly publication of TrinityCare, and a division of TrinityCare Senior Living, LLC. Current distribution is in excess of 500,000 per year, or about 50,000 per month. It is supported by local advertisers, and has annual ad sales revenues in excess of $125,000 per year.  A sales staff is compensated by TrinityCare for ads sold, and the paper is distributed typically to: Churches, Country Clubs; Restaurants; Convenience stores; Car Dealerships; Hair Salon; Small Businesses; Doctors Offices; Hospitals.

Seniors In Touch ©

Seniors In Touch ©, is a Family Communication System for Senior Adults under development in a collaborative effort between Premier Outsourcing, Inc. and TrinityCare Senior Living, LLC under an entity which is 55% owned by TrinityCare Senior Living, LLC, called Seniors In Touch, LLC. This family communication system is in process of being patented, and is specifically designed for senior adults. With one finger you can access your favorite websites, send and receive an email that has large print, or video or audio message. You can create a photo album with the same finger and allow your family to upload their photos in your own album. You can access this anytime you want. Since it’s a safe community where you allow access to only those you want to communicate with, you have no Spam, no unwanted visitors, and immediate access to all the information and entertainment you desire. You never had to learn how to use the internet, or “surf the web” or write an email – all these wonderful methods of learning and communicating are delivered to you with the ease and simplicity of a communication system designed for you, customized for seniors. The company will initially deploy the product in its owned and managed facilities with roll out to senior living facilities nationwide on a subscription basis later in 2009.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Donald W. Sapaugh	4,717,620	42.97
Albert W. Denson	2,501,580	22.79
Joe M. Wiley	344,800	3.14

ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers and directors and their ages as of March 13, 2009 is as follows:

NAME	AGE	POSITION

Donald W. Sapaugh	49	Director, Chairman, Chief Executive Officer
Joe M. Wiley	62	Chief Financial Officer, Director, Secretary, and Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Donald W. Sapaugh – Mr. Sapaugh has been an executive in the healthcare delivery system since 1978 and as a healthcare executive for almost 30 years. As an innovator of a broad spectrum of care related to the Christian community, Mr. Sapaugh was President and CEO of one of the largest faith based psychiatric management companies in the United States (Rapha Treatment Centers). In 1996, he founded a company devoted to seniors to avoid costly inpatient hospitalization (PremierCare), and partnered with over ten hospitals in six states. Later in 2000, he founded TrinityCare Senior Living, LLC to meet the residential needs of senior adults from a faith based perspective, by partnering with local churches, community resources and ministries. Mr. Sapaugh has an extensive background in development, acquisitions, and mergers. He also has public company experience where he served as Chairman and Chief Executive Officer, as well as a consultant and board member to many public companies.

Joe M. Wiley – Mr. Wiley is a proven and experienced performer specializing in financial and accounting management within the energy sector for over 27 years and has served as a chief financial officer in assisted living since 2003. As a creative innovator, he is well positioned to develop and implement systems for growth within the TrinityCare property management division. He as managed human resources, general accounting, managerial accounting, contract administration and marketing departments and served as team leader on numerous asset development and litigation support projects. Mr. Wiley has served in significant management positions with Marathon Oil Company and as a Vice President with Texas Oil and Gas Corp. and J W Operating Company. Mr. Wiley joined the TrinityCare team in 2003 and has obtained his certification as an assisted living facility manager.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Code of Ethics

We have adopted a code of ethics as of July 31, 2007 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and are to be posted on our website at a future time.   The following is a summation of the key points of the Code of Ethics we adopted:

•	Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our Company;

•	Full compliance with applicable government laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

Corporate Governance

We are a small reporting company, not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director.  We have conducted special Board of Director meetings almost every month since inception.  Each of our directors has attended all meetings either in person or via telephone conference. We have no standing committees regarding audit, compensation or other nominating committees.   In addition to the contact information in private placement memorandum, each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual shareholders meetings.  All communications from shareholders are relayed to the members of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the United States Securities and Exchange Commission.  Such persons are also required to furnish Coastline Corporate Services, Inc. with copies of all forms so filed.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of the date of this report, our executive officers, directors and greater than 10 percent beneficial owners complied on a timely basis with all Section 16(a) filing requirements.

ITEM 6.  EXECUTIVE COMPENSATION
The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal years ended December 31, 2008 and 2007.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended July 31, 2008 and 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Donald W. Sapaugh. (1), Director, Chairman and Chief Executive Officer.	2008	-0-	-0-	-0-	-0-	-0-	-0-	20,000	20,000
	2007	-0-	-0-	-0-	-0-	-0-	-0-	20,000	20,000
Joe M. Wiley. (2), Chief Financial Officer, Director, Secretary, and Treasurer	2008	-0-	-0-	-0-	-0-	-0-	-0-	80,550	80,550
	2007	-0-	-0-	-0-	-0-	-0-	-0-	75,800	75,800

(1) Mr. Donald W. Sapaugh entered into an Employment Agreement on February 16, 2009 at a base salary of $150,000 per year, and simultaneously was awarded 3,000 shares of Series B Convertible Preferred Stock as a signing bonus. Prior to this Agreement, the company accrued but had not paid $20,000 per year in consulting fees payable to Mr. Sapaugh.
(2) There is no employment contract Joe M. Wiley, at this time. , however, he entered into a Consulting Agreement with the Company on January 1, 2006, and is compensated at this time as a consultant.

The Compensation Committee of the Board of Directors will be reviewing the above and making recommendations in 2009.

Additional Compensation of Directors

All of our directors are unpaid.

Board of Directors and Committees

Subsequent to December 31, 2008, there was a change in ownership and control.   The officers and directors at the year end subsequently resigned their position.  The Board of Directors during 2008 consisted of Mr. Jerry Neel, Jr., Mr. Jerry Neel, Sr., Marisu Neel and Sandra Neel.  Currently, our Board of Directors consists of Donald W. Sapaugh and Joe M Wiley.  Subsequently, the Board of Directors approved the appointment of Mr. Albert W. Denson and Kirk B. Shulke, M.D. as additional board members, as of March 20, 2009 and March 23, 2009 respectively. At present, the Board of Directors has not established any committees.

Employment Agreements

Mr. Donald W. Sapaugh entered into an Employment Agreement on February 16, 2009 at a base salary of $150,000 per year, and simultaneously was awarded 3,000 shares of Series B Convertible Preferred Stock as a signing bonus.

Director Compensation

We have provided no compensation to our directors for services provided as directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR’S INDEPENDENCE.

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors

ITEM 8.  LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

ITEM 9.                            MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

The Company’s common stock is listed on the Over the Counter Bulletin Board ("OTC: BB") under the symbol “JKAN”, subsequently changed to “TCSR”.   The Company received its "Notice of Effectiveness" on February 14, 2008 and the Company's stock commenced trading on the exchange in August 2008.

	High		Low
Fiscal Year 2008
First quarter ended March 31, 2008	$	NA	$	NA
Second quarter ended June 30, 2008	$	NA	$	.NA
Third quarter ended September 30, 2008		$4.23		$3.00
Fourth quarter ended December 31, 2008		$4.23		$4.23

Note:  A 1 for 30 reverse stock- split was effective subsequent to year end December 31, 2008.  The per share amounts in this table and elsewhere in this filing are presented post reverse stock split.

Penny Stock Considerations

Our shares are "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor.

Approximate Number of Equity Security Holders

On April 27, 2009 the Company's common stock had a closing price quotation of $2.00.   As of December 31, 2008, there were approximately 45 certificate holders of record of the Company’s common stock.

Dividends

We have not declared or paid cash dividends on our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

There have been no recent sales of unregistered securities

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

We were authorized to issue 100,000,000 shares of common stock with $0.01 par value per share. As part of the reorganization and reincorporation which was effective on February 16, 2009, the Directors authorized a 1:30 reduction in the authorized common shares, thus reducing the number of common shares authorized to 3,333,333.  As of the date of February 17, 2009, the common shares issued combined with the convertible preferred shares issued (which vote on an as converted basis, and are eligible to be converted when adequate shares of common are available), combined have voting rights of 10,978,267.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Nevada Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of serial preferred stock, without any action on the part of the stockholders. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required for shareholder approval of a transaction. If the board of directors determined to issue an additional class of voting preferred stock it could dilute the voting rights of the holders of common stock and have preference over the common stock as to dividends or distributions in liquidation of the Company.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our By-laws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 13.                                                                                                                                     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Consolidated Financial Statements

TrinityCare Senior Living, LLC. and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Trinity Care Senior Living, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of TrinityCare Senior Living, LLC and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, members’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2008 and 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trinity Care Senior Living, LLC and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2008 and 2007, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Trinity Care Senior Living, LLC and Subsidiaries’ internal control over financial reporting as of December 31, 2008, and accordingly, we do not express an opinion thereon.

HJ & Associates, LLC
Salt Lake City, Utah
April 29, 2009

TrinityCare Senior Living, LLC. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2008 and 2007

	2008	2007
ASSETS
Cash	$546,164	$484,316
Accounts receivable	81,620	33,564
Prepaid expenses	258,917	130,304
Total Current Assets	886,701	648,184

Property and equipment	16,956,608	16,836,502
Accumulated depreciation	(2,015,398)	(1,456,187)
	14,941,210	15,380,315

Loan costs	251,136	303,264
Accumulated amortization	(6,067)	(178,575)
	245,069	124,689
Project development costs	9,120	-
Deposits and reserves	271,076	39,425
	525,265	164,114
Total Assets	$16,353,176	$16,192,613

LIABILITIES
Accounts payable	$482,487	$294,988
Accrued expenses	404,122	523,416
Deferred revenue	139,037	135,275
Line of credit	79,022	80,000
Current portion of long-term debt	5,661,069	5,481,482
Total Current Liabilities	6,765,737	6,515,161

Mortgages payable	12,321,991	10,801,715
Notes payable and other debt	895,229	125,772
Total Long-Term Debt	13,217,220	10,927,487
Total Liabilities	19,982,957	17,442,648

Minority interest	-	819,301

EQUITY (DEFICIT)
Members' equity	3,972,241	4,116,155
Accumulated deficit	(7,602,022)	(6,185,491)
Total Equity (Deficit)	(3,629,781)	(2,069,336)

Total Liabilities and Equity (Deficit)	$16,353,176	$16,192,613

The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2008 and 2007

	2008	2007

Revenues:
Resident revenue	$5,548,905	$3,413,731
Other revenue	139,163	122,517
Total Revenues	5,688,068	3,536,248

Direct Costs
Direct labor	3,169,344	1,839,423
Direct costs of operations	686,755	404,137
Total Direct Costs	3,856,099	2,243,560

Gross Profit	1,831,969	1,292,688

Operating Costs
Selling, marketing and advertising	301,206	288,900
Payroll expenses	269,103	412,065
General and administrative	368,059	220,776
Insurance	278,531	210,987
Rent and facility	1,031,581	1,176,888
Depreciation and amortization	633,946	440,309
total operating expenses	2,882,426	2,749,925

Operating loss	(1,050,457)	(1,457,237)

Interest expense	1,185,375	952,329

Loss before minority interest	(2,235,832)	(2,409,566)

Minority interest in net loss	819,301	1,399,479

Net Loss	$(1,416,531)	$(1,010,087)

The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Consolidated Statements of Members’ Deficit

	Members'	Accumulated	Total
	Equity	Deficit	Deficit

Balance at January 1, 2007	$3,360,469	$(5,175,404)	$(1,814,935)

Equity investment	863,650		863,650

Distributions	(107,964)		(107,964)

Net loss		(1,010,087)	(1,010,087)

Balance, December 31, 2007	4,116,155	(6,185,491)	(2,069,336)

Equity investment	200,000		200,000

Distributions	(256,950)		(256,950)

Conversion of Debt to Members Equity	(86,964)		(86,964)

Net Loss		(1,416,531)	(1,416,531)

Balance, December 31, 2008	$3,972,241	$(7,602,022)	$(3,629,781)

The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Consolidated Statements of Cash Flows

	2008	2007

Cash Flows from Operating Activities:
Net loss	$(1,416,531)	$(1,010,087)
Adjustment to reconcile Net Income to net cash used by operations:
Minority interest in net operating loss	(819,301)	(1,399,479)
Depreciation and amortization	568,755	425,545
Changes in assets and liabilities:
Accounts receivable	(48,056)	26,203
Prepaid expenses	(128,614)	(45,293)
Deposits and reserves	(231,651)	(39,425)
Accounts payable	187,499	(886,158)
Accrued expenses	(136,641)	299,968
Deferred revenue	3,762	101,865
Net Cash Used by Operating Activities	(2,020,778)	(2,526,861)

Cash Flows from Investing Activities:
Purchase of property and equipment	(120,105)	(4,333,863)
Project development costs	(9,120)	-
Net Cash Used by Operating Activities	(129,225)	(4,333,863)

Cash Flows from Financing Activities:
Loan costs	(179,683)	(75,610)
Proceeds from mortgages	7,065,528	11,714,031
Repayments on mortgages	(5,286,177)	(5,211,512)
Proceeds from loans	677,578	100,529
Repayments on loans	(8,084)	(11,315)
Contributions from members	200,000	863,650
Distribution to members	(257,311)	(107,964)
Net Cash Provided by Operating Activities	2,211,851	7,271,809

Net increase in Cash	61,848	411,085

Cash at beginning of period	484,316	73,231

Cash at end of period	$546,164	$484,316

Supplemental cash flow information:
Interest paid	$1,185,375	$952,329
Taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

TrinityCare Senior Living, LLC (“TCSL”) (“The Company”) is the majority owner of a group of senior living facilities.  TCSL is the management company for a consolidated group.

Nature of Business

TrinityCare Senior Living partners with churches and developers to develop own and manage quality senior living facilities that enrich the faith of the residents, and provide single structure, state-of-the art independent living, assisted living, memory care and adult day care facilities.

The company is a rapidly growing business, with three successful facilities in Texas and Tennessee, with expansion into Louisiana and the Southeastern part of the United States. It offers community living services, including meals, housekeeping, laundry, transportation, social, spiritual and recreational activity, and medication assistance, health care monitoring, as well as access to health screenings, such as blood pressure checks; periodic special services, including influenza inoculations; dietary health management programs; and ongoing exercise and fitness classes.

The company also offers coordination with physician care, ambulation assistance, bathing, dressing, eating, grooming, and personal hygiene services; maintenance services; and special memory care services, such as services for residents with certain forms of dementia or Alzheimer's disease.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated.  The consolidated companies are:

Date of
Company Name	Organization	Purpose of Entity
TrinityCare Senior Living, LLC	July 13, 2005	Management Company
TrinityCare Senior Living of Knoxville, LLC	October 25, 2004	Facility
TrinityCare Senior Living of Pearland, LLC	January 12, 2000	Facility
T C Senior Living of Port Lavaca, LLC	January 24, 2005	Facility

Management believes that there is only one business segment.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  Revenues are recognized in the period in which services are provided and earned.  Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments

The Company’s balance sheets include the following financial instruments: cash, accounts receivable, accounts payable, accrued expense, mortgages and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the mortgages and notes payable approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.

Cash and Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  The majority of cash is maintained with a major financial institution in the United States.   Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.

Accounts Receivable

Accounts receivable consist of amounts due for credit issued to resident customers for facility rentals.   Revenue for service is recognized when service is performed.  An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Bad debts are charged when a receivable is considered uncollectible.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Property and Equipment

Property and equipment is stated at cost.  Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Income Taxes

The Company’s financial statements do not include a provision for income taxes because the taxable income of the consolidating companies is included in the income tax returns of the members, as allowed under the Internal Revenue Service (“IRS”) tax treatment of a Limited Liability Company.

Advertising and Promotions

The Company follows the policy of charging advertising, marketing and promotions to expense as incurred.  Advertising expense was $213,552 and $162,999 for the years ended December 31, 2008 and 2007, respectively, the majority of which includes the cost of marketing staff for all of the facilities.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Variable Interest Entities

We hold a minority equity interest in ventures established to develop or acquire and own senior living communities. Those ventures are generally limited liability companies. Our equity interest in these ventures generally ranges from 20% to
60%.

FIN No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”) addresses the consolidation of entities to which the usual condition (ownership of a majority voting interest) of consolidation does not apply.  This interpretation focuses on controlling financial interests that may be achieved through arrangements that do not involve voting interest.  If an enterprise holds a majority of the variable interests of an entity, it would be considered the primary beneficiary.  The primary beneficiary is generally required to consolidate assets, liabilities and non-controlling interests.

We review all of our ventures to determine if they are variable interest entities (“VIEs”). If a venture meets the requirements and is a VIE, we must then determine if we are the primary beneficiary of the VIE. Estimates are required for the computation and probability of estimated cash flows, expected losses and expected residual returns of the VIE to determine if we are the primary beneficiary of the VIE and therefore required to consolidate the venture.  The entities included in these consolidated statements have been identified as VIE’s requiring consolidation.

Nature and Classification of the Minority Interest in the Consolidated Financial Statements

TrinityCare Senior Living, LLC is the controlling interest of the affiliated group, since it maintains an investment in each of the operating facilities.   TCSL has a varying ownership investment in each entity, as of December 31, 2008 and 2007, as follows:

	2008	2007
TrinityCare Senior Living of Pearland, LLC	22.7%	22.7%
TrinityCare Senior Living of Knoxville, LLC	15.2%	17.0%
T C Senior Living of Port Lavaca, LLC	44.7%	47.6%

A non controlling interest is the portion of the equity in a subsidiary not attributable, directly or indirectly, to a parent.  A non controlling interest, minority interest, is the ownership held by owners other than the consolidating parent.   The noncontrolling interest is reported in the consolidated statement of financial position separately from the parent's equity.  The minority interest in the current year’s income (loss) is segregated from the earnings (loss) attributable to the controlling parent.  Minority ownership equity interest in the consolidating subsidiaries is increased by equity contributions and proportionate share of the subsidiaries earnings and is reduced by dividends, distributions and proportionate share of the subsidiaries incurred losses, however to the extent of the accumulated investment.

NOTE 2:   PROPERTY AND EQUIPMENT

Property and equipment consist of:

	2008	2007
Machinery & Equipment	$468,112	$424,868
Landscaping	310,505	266,904
Furniture & Fixtures	643,369	639,023
Building	14,253,539	14,170,011
Vehicles	132,328	97,739
Office Equipment	43,755	69,144
Land	1,105,000	1,168,813
total property and equipment	16,956,608	16,836,502
Accumulated depreciation	(2,015,398)	(1,456,187)
property and equipment, net	$14,941,210	$15,380,315

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 2:   PROPERTY AND EQUIPMENT  (CONTINUED)

Depreciation of property and equipment was $559,211 and $408,816 for the years ended December 31, 2008 and 2007, respectively.

NOTE 3:  DEBT

At December 31, 2008 and 2007, short-term debt consisted of:
Line of credit payable to bank collateralized by corporate assets payable. Total line is $80,000, as of December 31, 2008 $978 available.
TCSL	(1)	$79,022	$80,000
Current Portion of Long-Term Debt		5,661,069	5,481,482
Total Short-Term Debt		5,740,091	5,561,482

At December 31, 2008 and 2007, long-term debt consisted of:
		2008	2007
Mortgage and notes payable to banks collateralized by real estate, due in monthly installments
Knoxville	(2)	$6,250,264	$5,770,089
Pearland	(3)	6,357,370	5,211,600
Port Lavaca	(4)	5,375,425	5,229,808
TCSL	(5)	52,084	71,700
Knoxville installment	(6)	10,992
		18,046,135	16,283,197
Less current portion		5,661,069	5,481,482
		$12,385,066	$10,801,715

Long-term debt payable to individuals:
Knoxville	(7)	$150,000	$-
Port Lavaca	(8)	200,000	-
TCSL, payable to member	(9)	482,154	125,772
		$832,154	$125,772

Total Long-Term Debt		$13,217,220	$10,927,487

Notes to debt instruments:
(1)	Line of credit with Wells Fargo Bank bearing interest at Prime plus 7.25% expiring September, 2009.
(2)	Note payable due Citizens National Bank of Sevierville bearing interest at 7% and due on July 13, 2013.
(3)	Note payable due Davis-Penn Mortgage Co. bearing interest at 5.75% and due on June 1, 2043.
(4)
Interest only note payable due Trustmark National Bank bearing interest at 2.75% above LIBOR and due on June 30, 2009. The Company has an option to extend this note for an additional 42 months said extension to be amortized over 25 years.

(5)	Note payable to Citizens National Bank of Sevierville bearing interest at 6.95% and due on November 11, 2011.
(6)	Installment loan, collateralized by equipment
(7)	Note payable to individual bearing interest of 10% and due on December 31, 2012.
(8)	Note payable to individual bearing interest of 10% and due on December 31, 2012.
(9)	Note payable to Member for capital contributions to the Company bearing interest at applicable federal rates.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 3:  DEBT (CONTINUED)

	2008	2007
Long-term debt maturities:
2009	$5,661,069	$5,481,482
2010	289,203	237,390
2011	353,296	254,044
2012	1,159,032	341,096
2013 thereafter	11,415,690	10,094,957
	$18,878,290	$16,408,969

Interest paid during the years ended December 31, 2008 and 2007 amounted to $1,186,399 and $952,476, respectively.

NOTE 4:  COMMITMENTS AND CONTINGENCIES

The Company leases an office space under an operating lease with Donald W. Sapaugh, individually on a fair market basis. This lease required monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003.  The Company is required to pay all costs such as property taxes, maintenance, and insurance on the property under lease. The building is approximately 2,200 square feet of office space, and over 500 square feet of storage, for a total cost of $1.48 per square foot per month.

Rent expense was $48,000 and $48,000 for December 31, 2008 and 2007, respectively.

At December 31, 2008, the minimum lease payments under the terms of the lease agreement were as follows:

For the year ending December 31,
2009	$48,000
2010	40,000
2011
2012
2013 and thereafter
$88,000

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material adverse effect on the Company’s financial position or results of operations.

NOTE 5:  CURRENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2008. The Company has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141(revised 2007), Business Combinations, which replaces SFAS No. 141.  The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting.  It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred.  SFAS No. 141(R) is effective for the Company beginning January 1, 2009 and will apply prospectively to business combinations completed on or after that date.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 5:  CURRENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The adoption of SFAS No. 157 did not have a material impact on the Company's financial condition or results of its operations.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The adoption of SFAS No. 159 did not have a material impact on the Company's financial condition or results of its operations.

In December 2007, the FASB issued SFAS No. 160; Noncontrolling Interest in Consolidated Financial Statements, and amendment of ARB 51, which changes the accounting and reporting for minority interest.  Minority interest will be recharacterized as noncontrolling interest and will be reported as component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in change in control will be accounted for as equity transactions.  In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the date of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings.  SFAS No. 160 is effective for the Company beginning January 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively.  The Company does not currently expect the adoption of SFAS 160 to have a material effect on our results of operations and financial condition.
In March 2008, the Financial Accounting Standards Board issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities.  SFAS No. 161 requires additional disclosures related to the use of derivative instruments, the accounting for derivatives and the financial statement impact of derivatives.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The adoption of SFAS No. 161 will not impact the Company's financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not currently expect the adoption of SFAS 162 to have a material effect on our results of operations and financial condition.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. As we do not have convertible debt at this time, we currently believe the adoption of FSP APB 14-1 will have no effect on our results of operations and financial condition.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not anticipate that the adoption of FSP FAS 142-3 will have an impact on its results of operations or financial condition.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 5:  CURRENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the computation of earnings per share under the two-class method described in SFAS No. 128, Earnings per Share. FSP EITF 03-6-1 is effective retrospectively for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of FSP EITF 03-6-1 will not materially impact the Company’s financial condition and results of operations.

NOTE 6:  SUBSEQUENT EVENTS

Acquisition or Disposition of Assets
Effective January 15, 2009 J-Kan, Inc. signed a definitive agreement to combine with TrinityCare Senior Living
LLC (“TrinityCare”). Trinity Care is a privately operator of senior living facilities.

The business combination was consummated effective at the close of business on the 16th day of February, 2009.
As a result of the merger, the members of TrinityCare (the “TrinityCare Equityholders”) own a majority of the voting stock of J-Kan, Inc.

In accordance with the terms of the agreement, the following occurred:
•	The majority shareholders of J-KAN cancelled 1,000,000 shares in exchange for the deposed assets and liabilities of the pre-merger operating subsidiary;

•
Members of TrinityCare were issued shares of Series A Convertible Stock that represent approximately 83.8% of the outstanding equity and voting rights after taking into account  all of  the issuances at or immediately after the transaction;

•	TrinityCare unitholders were issued 920,540 shares of Series A Convertible Preferred Stock, which are convertible to 9,205,400 shares of common stock, under the reorganization plan;

•	The Successor Company subsequently converted existing debt to equity, requiring the issuance of an additional 1,750,000 shares;

•
In connection with the closing activities, TrinityCare paid the majority shareholders of J-Kan $150,000 for due diligence, closing and other incurred expenses.  In addition, agreed to pay $6,000 for costs associated with SEC filings, legal, accounting and winding-down expenses.

Reincorporation
The reorganization has been approved by the shareholders of J-Kan.  Additional information about the reorganization and TrinityCare is contained in J-Kan’s Current Report on Form 8-K dated February 9, 2009, which was filed with the SEC.

As a result of the business combination, the Company reincorporated in the State of Nevada and adopted the Nevada Articles of Incorporation.

Our authorized capital consists of 100,000,000 shares of common stock, $.01 par value. As of July 31, 2008, there were 56,200 shares (1,686,000 pre-split shares) of our common stock issued and outstanding. The authorized capital of J-Kan Nevada also consists of 100,000,000 shares of common stock, $.001 par value per share as well as 20,000,000 shares of preferred stock. Except for the authorization to issue 20,000,000 shares of preferred stock, the reincorporation will not affect our total number of authorized shares, number of shareholders, stockholder’s equity or total capitalization. We have no present intention to issue any of the newly authorized shares of preferred stock.

Common Stock
We were authorized to issue 100,000,000 shares of common stock with $0.01 par value per share. As part of the reorganization and reincorporation which was effective on February 16, 2009, the Directors authorized a 1:30 reduction in the authorized common shares, thus reducing the number of common shares authorized to 3,333,333.  As of the date of February 17, 2009, the common shares issued combined with the convertible preferred shares issued (which vote on an as converted basis, and are eligible to be converted when adequate shares of common are available), combined have voting rights of 10,978,267.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 6:  SUBSEQUENT EVENTS (CONTINUED)

Preferred Stock
The Nevada Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of serial preferred stock, without any action on the part of the stockholders. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required for shareholder approval of a transaction. If the board of directors determined to issue an additional class of voting preferred stock it could dilute the voting rights of the holders of common stock and have preference over the common stock as to dividends or distributions in liquidation of the Company.

Change in Directors
Donald W. Sapaugh, Chief Executive Officer of TrinityCare was appointed Director, Chairman, and Chief Executive Officer.  Joe M. Wiley was appointed Chief Financial Officer, Director, Secretary, and Treasurer.  Jerry W. Neel, Jr., Jerry W. Neel, Sr., Marisu Neel, and Sandra Neel, directors of J-Kan, Inc. have resigned from these positions with the parent company.

Reverse Stock Split
A 1:30 common share reduction was effective immediately after the completion of the business merger.  There will be approximately 10,978,267 outstanding common share equivalents.  Approximately 9,205,400 common share equivalents (83.8%) will be held by the present TrinityCare equityholders and approximately 22,867 common shares (.21%) will be held by the present J-Kan shareholders.

Name Change
Effective February 16, 2009, J-Kan, Inc. changed its name to TrinityCare Senior Living, Inc.

Change in fiscal year end
Upon the completion of the business merger and the adoption of the new Articles of Incorporation, the Company elected to change its fiscal year end from July 31 to December 31.  The change in fiscal years required the issuance of a transition reporting period, therefore the statement of operations in the financial statements represent the activities of J-Kan for the five month period August 1, 2008 through December 31, 2008. The change in the fiscal year was effectuated to coincide with revenue cycles and conformity with comparable industry reporting.

Proforma Information

Since the business combination, the Company has adopted the name and operating plan of the acquired company.  The successor operation is to provide quality senior living facilities.   The change in ownership of greater than 99.75% required push-down accounting, which recognized the termination of the old operating entity by eliminating the predecessor accumulated deficit.  No goodwill was recognized in the transaction and all accumulated earnings of the predecessor were charged to additional paid in capital.

The following is a restatement of the financial statement, as would have been presented, if TrinityCare Senior Living, Inc. and subsidiaries were the reporting company as of January 1, 2007, with the effects of the merger transaction.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 6:  SUBSEQUENT EVENTS (CONTINUED)
TrinityCare Senior Living, Inc. and Subsidiaries
Condensed Proforma Financial Information (unaudited)
As of December 31, 2008

	TrinityCare		Proforma Adjustments
	Senior	J-Kan, Inc
	Living, Inc.	& Subs	(1)	(2)	(3)	(4)	(5)	(6)	Consolidated

ASSETS
Cash	$546,164	$69,560	$(69,560)						$546,164
Accounts receivable	81,620	9,860	(9,860)						81,620
Inventory	-	15,400	(15,400)						-
Prepaid expenses	258,917	618	(618)						258,917
Total Current Assets	886,701	95,438							886,701

Property and equipment, net	14,941,210	91,844	(91,844)						14,941,210

Loan costs, net	245,069	-	-						245,069
Acquisition costs						156,000			156,000
Project dev costs	9,120	-	-						9,120
Receivable from stkhldr	-	10,548	(10,548)						-
Deposits and reserves	271,076	3,281	(3,281)						271,076
	525,265	13,829							681,265
Total Assets	$16,353,176	$201,111	$(201,111)	$-	$-	$156,000	$-	$-	$16,509,176

LIABILITIES
Accounts payable	$482,487	$69,656	$(69,656)						$482,487
Accrued expenses	404,122	36,318	(36,318)						404,122
Other current liab.	5,661,069		-						5,661,069
Deferred revenue	139,037		-						139,037
Deferred income taxes		9,000	(9,000)						-
Current portion debt		22,482	(22,482)						-
Current Liabilities	6,686,715	137,456							6,686,715

Mortgage	12,321,991		-						12,321,991
Notes payable and debt	895,229	35,050	(35,050)		(482,154)				413,075
Line of credit	79,022		-						79,022
Total LT Liabilities	13,296,242	35,050							12,814,088
Total Liabilities	19,982,957	172,506							19,500,803

Minority interest	-	-	-						-

EQUITY
Equity	3,972,241						(3,972,241)		-
Preferred Stock				920					920
Common Stock	-	16,860	(1,000)		1,750			587	18,197
Add’l Paid in Capital	-	(16,017)	157	(920)	480,404	156,000	-	(587)	619,037
Retained earnings (deficit)	(7,602,022)	27,762	(27,762)				3,972,241		(3,629,781)
Total Equity	(3,629,781)	28,605							(2,991,627)
Total Liabilities and Equity	$16,353,176	$201,111	$(201,111)	$-	$-	$156,000	$-	$-	$16,509,176

OPERATIONS

Revenues	$5,688,068	$471,970							$6,160,038
Direct Costs	3,856,099	0							3,856,099
Gross Profit	1,831,969	471,970							2,303,939

Operating Costs	2,882,426	470,876							3,353,302
Operating income (loss)	(1,050,457)	1,094							(1,049,363)

Other income (expense)	(1,185,375)	997							(1,184,378)

Net Income (Loss)	$(2,235,832)	$2,091	$-	$-	$-	$-	$-	$-	$(2,233,741)

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2008 and 2007

NOTE 6:  SUBSEQUENT EVENTS (CONTINUED)

In accordance with the terms of the agreement, the following occurred:
(1) The majority shareholders of J-KAN cancelled 1,000,000 shares in exchange for the deposed assets and liabilities of the pre-merger operating subsidiary;
(2) TrinityCare unit holders were issued 920,540 shares of Series A Convertible Preferred Stock, each convertible to 10 shares of common stock, under the reorganization plan;
(3) The Successor Company subsequently converted existing debt to equity, requiring the issuance of an additional 1,750,000 shares;
(4) In connection with the closing activities, TrinityCare paid the majority shareholders of J-Kan $150,000 for due diligence, closing and other incurred expenses.  In addition, agreed to pay $6,000 for costs associated with SEC filings, legal, accounting and winding-down expenses.

(5) Push down equity of successor company to equity.
(6) Reverse stock split 1:30

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We had no disagreements with our auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.  (ITEM 9.01 OF FORM 8-K)

     (a) Financial statements of business acquired:

Proforma Financial Information

Since the business combination, the Company has adopted the name and operating plan of the acquired company.  The successor operation is to provide quality senior living facilities.   The change in ownership of greater than 99.75% required push-down accounting, which recognized the termination of the old operating entity by eliminating the predecessor accumulated deficit.  No goodwill was recognized in the transaction and all accumulated earnings of the predecessor were charged to additional paid in capital.

The following is a restatement of the financial statement, as would have been presented, if TrinityCare Senior Living, Inc. and subsidiaries were the reporting company as of December 31, 2008, with the effects of the merger transaction

TrinityCare Senior Living, Inc. and Subsidiaries
Proforma Balance Sheet (unaudited)
As of December 31, 2008

	TrinityCare			Proforma Adjustments
	Senior	J-Kan, Inc
	Living, Inc.	& Subs	(1)	(2)	(3)	(4)	(5)	(6)	Consolidated

ASSETS
Cash	$546,164	$69,560	$(69,560)						$546,164
Accounts receivable	81,620	9,860	(9,860)						81,620
Inventory	-	15,400	(15,400)						-
Prepaid expenses	258,917	618	(618)						258,917
Total Current Assets	886,701	95,438							886,701

Property and equipment, net	14,941,210	91,844	(91,844)						14,941,210

Loan costs, net	245,069	-	-						245,069
Acquisition costs						156,000			156,000
Project dev costs	9,120	-	-						9,120
Receivable from stkhldr	-	10,548	(10,548)						-
Deposits and reserves	271,076	3,281	(3,281)						271,076
	525,265	13,829							681,265
Total Assets	$16,353,176	$201,111	$(201,111)	$-	$-	$156,000	$-	$-	$16,509,176

LIABILITIES
Accounts payable	$482,487	$69,656	$(69,656)						$482,487
Accrued expenses	404,122	36,318	(36,318)						404,122
Other current liab.	5,661,069		-						5,661,069
Deferred revenue	139,037		-						139,037
Deferred income taxes		9,000	(9,000)						-
Current portion debt		22,482	(22,482)						-
Current Liabilities	6,686,715	137,456							6,686,715

Mortgage	12,321,991		-						12,321,991
Notes payable and debt	895,229	35,050	(35,050)		(482,154)				413,075
Line of credit	79,022		-						79,022
Total LT Liabilities	13,296,242	35,050							12,814,088
Total Liabilities	19,982,957	172,506							19,500,803

Minority interest	-	-	-						-

EQUITY
Equity	3,972,241						(3,972,241)		-
Preferred Stock				920					920
Common Stock	-	16,860	(1,000)		1,750			587	18,197
Add’l Paid in Capital	-	(16,017)	157	(920)	480,404	156,000	-	(587)	619,037
Retained earnings (deficit)	(7,602,022)	27,762	(27,762)				3,972,241		(3,629,781)
Total Equity	(3,629,781)	28,605							(2,991,627)
Total Liabilities and Equity	$16,353,176	$201,111	$(201,111)	$-	$-	$156,000	$-	$-	$16,509,176

TrinityCare Senior Living, Inc. and Subsidiaries
Proforma Statement of Operations (unaudited)
For the Year Ended December 31, 2008

	TrinityCare
	Senior	J-Kan, Inc
	Living, Inc.	& Subs	Consolidated
Revenues	$5,688,068	$471,970	6,160,038
Direct Costs	3,856,099	0	3,856,099
Gross Profit	1,831,969	471,970	2,303,939

Operating Costs	2,882,426	470,876	3,353,302
Operating income (loss)	(1,050,457)	1,094	(1,049,363)

Other income (expense)	(1,185,375)	997	(1,184,378)

Net Income (Loss)	$(2,235,832)	$2,091	(2,233,741)

In accordance with the terms of the agreement, the following occurred:
(1) The majority shareholders of J-KAN cancelled 1,000,000 shares in exchange for the deposed assets and liabilities of the pre-merger operating subsidiary;
(2) TrinityCare unit holders were issued 920,540 shares of Series A Convertible Preferred Stock, each convertible to 10 shares of common stock, under the reorganization plan;
(3) The Successor Company subsequently converted existing debt to equity, requiring the issuance of an additional 1,750,000 shares;
(4) In connection with the closing activities, TrinityCare paid the majority shareholders of J-Kan $150,000 for due diligence, closing and other incurred expenses.  In addition, agreed to pay $6,000 for costs associated with SEC filings, legal, accounting and winding-down expenses.

(5) Push down equity of successor company to equity.
(6) Reverse stock split 1:30

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Proforma Consolidated Financial Statements

As of December 31, 2008

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

TrinityCare Senior Living, Inc (“TCSL”) (“The Company”) is the majority owner of a group of senior living facilities.  TCSL is the holding company for the consolidated group.

The Company originally operated its’ senior care facilities under the name of PremierCare Senior Living (1999).  The name was changed to TrinityCare Senior Living, LLC (Louisiana), then in 2005 changed to TrinityCare Senior Living, a Texas LLC.

On January 15, 2009, TCSL merged with J-Kan, Inc, a publicly traded company.  TCSL remained as the surviving entity as the acquired, while J-Kan, Inc. was the accounting acquirer.  As a result of the merger, the members of TCSL (the “TrinityCare Equity-holders”) own a majority of the voting stock of J-Kan, Inc.

Upon the completion of the business merger, the Company changes were made to the Board of Directors; fiscal year end was changed from July 31 to December 31; reincorporated in the State of Nevada; adopted the Nevada Articles of Incorporation; and effected a 1:30 common share reduction.   Effective February 16, 2009, J-Kan, Inc. changed its name to TrinityCare Senior Living, Inc.

Nature of Business

TrinityCare Senior Living partners with churches and developers to develop, own and manage quality senior living facilities that enrich the faith of the residents, and provide single structure, state-of-the art independent living, assisted living, memory care and adult day care facilities.

The company is a rapidly growing business, with three successful facilities in Texas and Tennessee, with expansion into Louisiana and the Southeastern part of the United States. It offers community living services, including meals, housekeeping, laundry, transportation, social, spiritual and recreational activity, and medication assistance, health care monitoring, as well as access to health screenings, such as blood pressure checks; periodic special services, including influenza inoculations; dietary health management programs; and ongoing exercise and fitness classes.

The company also offers coordination with physician care, ambulation assistance, bathing, dressing, eating, grooming, and personal hygiene services; maintenance services; and special memory care services, such as services for residents with certain forms of dementia or Alzheimer's disease.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated.  The consolidated companies are:

Date of
Company Name	Organization	Purpose of Entity

TrinityCare Senior Living, Inc. (formerly, J-Kan, Inc.)		Holding Company

TrinityCare Senior Living, LLC	July 13, 2005	Management Company, wholly-owned subsidiary of TCSL

TrinityCare Senior Living of Knoxville, LLC	October 25, 2004	Facility
TrinityCare Senior Living of Pearland, LLC	January 12, 2000	Facility
T C Senior Living of Port Lavaca, LLC	January 24, 2005	Facility

Management believes that there is only one business segment.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  Revenues are recognized in the period in which services are provided and earned.  Expenses are recognized in the period in which they are incurred.

The unaudited proforma financial statement and notes are presented as proforma financial statements. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principals generally accepted in the United States of America have been omitted.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Financial Instruments

The Company’s balance sheets include the following financial instruments: cash, accounts receivable, accounts payable, accrued expense, mortgages and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the mortgages and notes payable approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.

Cash and Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  The majority of cash is maintained with a major financial institution in the United States.   Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.

Accounts Receivable

Accounts receivable consist of amounts due for credit issued to resident customers for facility rentals.   Revenue for service is recognized when service is performed.  An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Bad debts are charged when a receivable is considered uncollectible.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment is stated at cost.  Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Advertising and Promotions

The Company follows the policy of charging advertising, marketing and promotions to expense as incurred.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards (SFAS) No. 123 (Revised 2004), “Share-Based Payment” (SFAS 123R). SFAS 123R requires all share-based payments to employees, including grants of employee stock options to be recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Earnings (Loss) per Share

The Company follows SFAS No. 128, “Earnings Per Share.” Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Variable Interest Entities

We hold a minority equity interest in ventures established to develop or acquire and own senior living communities. Those ventures are generally limited liability companies. Our equity interest in these ventures generally ranges from 20% to 60%.

FIN No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”) addresses the consolidation of entities to which the usual condition (ownership of a majority voting interest) of consolidation does not apply.  This interpretation focuses on controlling financial interests that may be achieved through arrangements that do not involve voting interest.  If an enterprise holds a majority of the variable interests of an entity, it would be considered the primary beneficiary.  The primary beneficiary is generally required to consolidate assets, liabilities and non-controlling interests.

We review all of our ventures to determine if they are variable interest entities (“VIEs”). If a venture meets the requirements and is a VIE, we must then determine if we are the primary beneficiary of the VIE. Estimates are required for the computation and probability of estimated cash flows, expected losses and expected residual returns of the VIE to determine if we are the primary beneficiary of the VIE and therefore required to consolidate the venture.  The entities included in these consolidated statements have been identified as VIE’s requiring consolidation.

Nature and Classification of the Minority Interest in the Consolidated Financial Statements

TrinityCare Senior Living, LLC is the controlling interest of the affiliated group, since it maintains an investment in each of the operating facilities.   TCSL has a varying ownership investment in each entity, as of December 31, 2008, as follows:

2008
TrinityCare Senior Living of Pearland, LLC	22.7%
TrinityCare Senior Living of Knoxville, LLC	15.2%
T C Senior Living of Port Lavaca, LLC	44.7%

A non controlling interest is the portion of the equity in a subsidiary not attributable, directly or indirectly, to a parent.  A non controlling interest, minority interest, is the ownership held by owners other than the consolidating parent.   The noncontrolling interest is reported in the consolidated statement of financial position separately from the parent's equity, within the equity section of the balance sheet.  The minority interest in the current year’s income (loss) is segregated from the earnings (loss) attributable to the controlling parent.  Minority ownership equity interest in the consolidating subsidiaries is increased by equity contributions and proportionate share of the subsidiaries earnings and is reduced by dividends, distributions and proportionate share of the subsidiaries incurred losses.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 2:   PROPERTY AND EQUIPMENT

Property and equipment consist of:

December 31, 2008
Machinery & Equipment	$468,112
Landscaping	310,505
Furniture & Fixtures	643,369
Building	14,253,539
Vehicles	132,328
Office Equipment	43,755
Land	1,105,000
total property and equipment	16,956,608
Accumulated depreciation	(2,015,398)
property and equipment, net	$14,941,210

NOTE 3:  DEBT
		December 31, 2008

Line of credit payable to bank collateralized by corporate assets. Total line is $80,000, as of December 31, 2008 $978 available.
TCSL	(1)		$79,022
Current Portion of Long-Term Debt			5,661,069
Total Short-Term Debt			$5,740,091

At December 31, 2008, long-term debt consisted of:
Mortgage and notes payable to banks collateralized by real estate, due in monthly installments
Knoxville	(2)	$6,250,264
Pearland	(3)	6,357,370
Port Lavaca	(4)	5,375,425
		18,046,135
Less current portion		5,661,069
		$12,385,066

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 2008

NOTE 3:  DEBT  (CONTINUED)

Long-term debt payable to individuals:
TCSL	(5)	52,084
Knoxville installment	(6)	10,992
Knoxville	(7)	150,000
Port Lavaca	(8)	200,000
TCSL, payable to member	(9)	482,153
		$895,229

Total Long-Term Debt		$13,217,220

Notes to debt instruments:
(1)	Line of credit with Wells Fargo Bank bearing interest at Prime plus 7.25% expiring September, 2009.
(2)	Note payable due Citizens National Bank of Sevierville bearing interest at 7% and due on July 13, 2013.
(3)	Note payable due Davis-Penn Mortgage Co. bearing interest at 5.75% and due on June 1, 2043.
(4)
Interest only note payable due Trustmark National Bank bearing interest at 2.75% above LIBOR and due on June 30, 2009. The Company has an option to extend this note for an additional 42 months said extension to be amortized over 25 years.

(5)	Note payable to Citizens National Bank of Sevierville bearing interest at 6.95% and due on November 11, 2011.
(6)	Installment loan, collateralized by equipment
(7)	Note payable to individual bearing interest of 10% and due on December 31, 2012.
(8)	Note payable to individual bearing interest of 10% and due on December 31, 2012.
(9)	Note payable to Member for loans to the Company bearing interest at applicable federal rates.

December 31, 2008
Long-term debt maturities:
2009	$5,661,069
2010	289,203
2011	353,296
2012	1,159,032
2013 thereafter	11,415,690
$18,878,290

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 4:  COMMITMENTS AND CONTINGENCIES

The Company leases an office space under an operating lease with Donald W. Sapaugh, individually on a fair market basis. This lease required monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003.  The Company is required to pay all costs such as property taxes, maintenance, and insurance on the property under lease. The building is approximately 2,200 square feet of office space, and over 500 square feet of storage, for a total cost of $1.48 per square foot per month.

Rent expense was $48,000 and $12,000 for the year ended December 31, 2008.

At December 31, 2008, the minimum lease payments under the terms of the lease agreement were as follows:

For the year ending December 31,
2009	$48,000
2010	40,000
2011	-
2012	-
2013 and thereafter	-
$88,000

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material adverse effect on the Company’s financial position or results of operations.

NOTE 5:  RECENT ACCOUNTING PRONOUNCEMENTS

Current Adoption of New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160; Noncontrolling Interest in Consolidated Financial Statements, and amendment of ARB 51, which changes the accounting and reporting for minority interest.  Minority interest will be recharacterized as noncontrolling interest and will be reported as component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in change in control will be accounted for as equity transactions.  In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the date of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings.  SFAS No. 160 is effective for the Company beginning January 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively.  The adoption of SFAS 160 had no impact on the Company’s balance sheet or results of operation.  Prior to the adoption of SFAS 160, minority interest had been reduced, due to their proportionate losses, to the extent of their investment.  The current financials recognize that the current losses exceed the basis and therefore have not impacted the financial condition.  However, the portion of loss that is attributable to minority interest is excluded due to the minority interest deficit, resulting in the recognition of minority interest loss in the results of operations.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 5:  RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

 In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of FSP FAS 142-3 has had no impact on its results of operations or financial condition

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the computation of earnings per share under the two-class method described in SFAS No. 128, Earnings per Share. FSP EITF 03-6-1 is effective retrospectively for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of FSP EITF 03-6-1 did not materially impact the Company’s financial condition and results of operations.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”), to clarify the application of the provisions of SFAS 157 in an inactive market and how an entity would determine fair value in an inactive market. FSP 157-3 was effective upon issuance and applies to the Company’s current financial statements. The application of the provisions of FSP 157-3 did not affect the Company’s results of operations or financial condition for the period ended March 31, 2009.

In June 2008, the FASB issued EITF No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, effective for financial statements issued for fiscal periods and interim periods beginning after December 15, 2008. EITF No.07-5 provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. The adoption of EITF No. 07-5 did not have a material effect on the Company’s financial statements.

Future Adoption of New Accounting Pronouncements

In December 2008, the FASB issued FSP SFAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets. FSP SFAS 132(R)-1 requires an employer to provide certain disclosures about the assets held by its defined benefit pension or other postretirement plans. The required disclosures include the investment policies and strategies of the plans, the fair value of the major categories of plan assets, the inputs and valuation techniques used to develop fair value measurements and a description of significant concentrations of risk in plan assets. FSP SFAS 132(R)-1 is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP SFAS 132(R)-1 to have a material impact on its Financial Statements.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 5:  RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In April 2009, the FASB issued FSP SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. Under FSP SFAS No. 157-4, transactions or quoted prices may not accurately reflect fair value if an entity determines that there has been a significant decrease in the volume and level of activity for the asset or the liability in relation to the normal market activity for the asset or liability (or similar assets or liabilities). In addition, if there is evidence that the transaction for the asset or liability is not orderly, the entity shall place little, if any weight on that transaction price as an indicator of fair value. FSP SFAS No. 157-4 is effective for periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 subject to the early adoption of FSP SFAS No. 115-2 and SFAS No. 124-2. The Company did not elect to early adopt FSP SFAS No. 157-4; however, it does not expect the adoption to have a material impact on its Financial Statements.

In April 2009, the FASB issued FSP SFAS No. 115-2 and SFAS No. 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FSP SFAS No. 115-2”). FSP SFAS No. 115-2 provides new guidance on the recognition and presentation of other-than-temporary impairments (“OTTI”) for fixed maturity securities that are classified as available-for-sale and held-to-maturity if management does not intend to sell the impaired security and it is more likely than not it will not be required to sell the impaired security before the recovery of its amortized cost basis. The Company does not have investments in fixed maturity securities and, accordingly, expects no impact from adoption of this pronouncement.

In April 2009, the FASB issued FSP SFAS No. 107-1 and Accounting Principles Board (“APB”) No. 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP SFAS No. 107-1”). FSP SFAS No. 107-1 amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments to require fair value of financial instrument disclosure in interim financial statements and amends APB No. 28, Interim Financial Reporting, to require those disclosures in all interim financial statements. The provisions of FSP SFAS No. 107-1 are effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company did not elect to early adopt FSP SFAS No. 107-1; however, it does not expect the adoption to have a material impact on its Financial Statements.

NOTE 6:  EQUITY

Common Stock

We were authorized to issue 100,000,000 shares of common stock with $0.01 par value per share.  As part of the reorganization and reincorporation which was effective on February 16, 2009, the Directors authorized a 1:30 reduction in the authorized common shares, thus reducing the number of common shares authorized to 3,333,333.  As of the date of February 17, 2009, the common shares issued combined with the convertible preferred shares issued (which vote on an as converted basis, and are eligible to be converted when adequate shares of common are available), combined have voting rights of 10,978,267.  Shares outstanding have been adjusted for the effect of the reverse stock-split on prior periods presented.

Common stock holders shall exclusively posses all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders. Common stockholders do not have pre-emptive rights to purchase any unissued stock of any class or series.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 6:  EQUITY (CONTINUED)

Preferred Stock

The Nevada Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of serial preferred stock, without any action on the part of the stockholders. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required for shareholder approval of a transaction. If the board of directors determined to issue an additional class of voting preferred stock it could dilute the voting rights of the holders of common stock and have preference over the common stock as to dividends or distributions in liquidation of the Company.

Shares of preferred stock maybe issued in one or more additional series (see below for series detail). The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.  Preferred stockholders have liquidation preference over common stockholders.  Preferred stockholders do not have pre-emptive rights to purchase any unissued stock of any class or series.

Preferred stock, series A:
Each share of preferred stock series A is convertible into 10 common shares, convertible at the option of the shareholder.

Preferred stock, series B:
Each preferred share, series B has voting rights equivalent to 10 common shares.  The current outstanding preferred stock, series B holders have approximately 67% of the current outstanding voting rights.

Options and Warrants and Derivative Liability

Prior to TCSL’s merger, the Company entered into an agreement with an investor in a subsidiary.  The terms of the agreement allows the holder to make a direct purchase of the holding company (TCSL) common stock.  The term of the investment of $100,000 shall be exercisable until May 15, 2011.  The investment shall equal stock valued at $300,000.  The calculation for the number of shares issued in exchange for the $100,000 investment shall equal the closing price of the publicly traded stock over the previous 20 trading days.  The investor has agreed to a Lock Up / Leak Out agreement, whereby the investor will limit any sale of stock to 10% of the original holdings within any month.

TrinityCare Senior Living, Inc. and Subsidiaries

Notes to Consolidated Proforma Financial Statements

As of December 31, 2008

NOTE 6:  EQUITY (CONTINUED)

The above option was valued to estimate the value of the common stock’s discount option.  The option value calculated resulted in an amount in excess of the stock value less the purchase price.  The option is valued at $265,000 in excess of the $100,000 option price, and therefore recorded as a liability.

The following assumptions were used in the valuation calculation:

Dividend rate	0.000%
Risk-free interest rate	1.390%
Expected lives	2.4
Expected price volatility	158.595%
Forfeiture Rate	0.000%

Stock Purchase Agreement

Prior to the business combination Mr. Jerry Neel, Jr. invested $50,000 into TrinityCare Senior Living, LLC and was awarded a commensurate ownership percentage. As part of his investment he was given a “Look Back” provision, whereby the stock valuation at the anniversary of the issuance of shares (February 16, 2009) on a trailing 20 day basis must exceed $1.50 per share. The Look Back provision expires on February 16, 2010. The maximum number of shares to be issued to Mr. Neel cannot exceed 300,000 and may be zero. As of March 31, 2009, the amount of shares which could be owed to Mr. Neel is zero, as the average share price for the previous twenty closing days exceeded $1.50.

NOTE 7:  RELATED PARTY TRANSACTIONS

Note payable, in the amount of $476,154, as of December 31, 2008, to a Member.  The note is an unsecured promissory note, bearing interest at a reasonable variable rate based on current applicable federal rates, currently 1.67%, payable in installments totaling $95,231 per year for five years.

The amounts and terms of the above transaction may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

     (b)  Exhibits

NUMBER	EXHIBIT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITYCARE SENIOR LIVING, INC.

Dated: May 28, 2009	/s/ Donald W. Sapaugh
Donald W. Sapaugh
Chairman and Chief Executive Officer

Dated: May 28, 2009	/s/ Joe M. Wiley
Joe M. Wiley
Chief Financial Officer